Exhibit 99.1

PINNACLE ENTERTAINMENT ANNOUNCES CHANGES TO SEGMENT REPORTING

FORMAT AND CONFERENCE CALL FOR 2013 THIRD QUARTER RESULTS

LAS VEGAS, October 18, 2013 – Pinnacle Entertainment, Inc. (NYSE: PNK) announced today that it will release its 2013 third quarter financial results on Wednesday, November 6th, 2013 prior to the market opening, followed by a conference call on the same day at 10:00 a.m. ET (7:00 a.m. PT).

To participate in the conference call, please dial (706) 679-7241 approximately five to ten minutes prior to the scheduled conference call time. The code to access the conference call is 80602681.

This conference call will also be broadcast live over the Internet and can be accessed by all interested parties at http://investors.pnkinc.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software.

A replay of the conference call will be available to all interested parties in the Events & Presentations section of the Company’s Investor Relations website following its conclusion. The Company’s Investor Relations website can be accessed at http://investors.pnkinc.com.

Changes to Segment Reporting Format

As a result of the acquisition of Ameristar Casinos, Inc., and the integration of its properties into Pinnacle Entertainment’s operations and financial reporting, the Company will make changes to its reportable segment disclosures beginning with the 2013 third quarter. The new reportable segments will generally align the Company’s external financial reporting segments with its new internal operating segments, which are based on its internal organizational structure, operating decisions, and performance assessment. The Company’s three reportable segments will be comprised of the following:

The Company’s South segment will consist of the financial results for the following properties: L’Auberge Lake Charles, Boomtown New Orleans, L’Auberge Baton Rouge, Boomtown Bossier City, and Ameristar Casino Hotel Vicksburg.

The Company’s Midwest segment will consist of the financial results for the following properties: River City, Belterra, Ameristar St. Charles, Ameristar Council Bluffs, Ameristar Kansas City, Ameristar East Chicago, and River Downs. Lumiere Place Casino and Hotels will be accounted for as a discontinued operation beginning in the 2013 third quarter and will not be incorporated in the Midwest segment’s results.

The Company’s West segment will consist of the financial results for the following properties: Ameristar Casino Resort Spa Black Hawk, Cactus Pete’s and Horseshu Hotel & Casino.

Corporate expenses and Other operations, while not considered a reportable segment for external financial reporting purposes, will continue to be disclosed separately from the results of the South, Midwest, and West reportable segments. Other operations consist of the management of Retama Park and the Heartland Poker Tour.

Financial results related to Ameristar Casinos, Inc. will be reflected in Pinnacle Entertainment’s reported financial results for the portion of the 2013 third quarter that followed the completion of the transaction on August 13, 2013. The Company intends to provide supplemental financial disclosure for the predecessor period of July 1, 2013 to August 12, 2013 for Ameristar Casino’s operations, as well as a comparison of that predecessor period to the comparable prior year period, in order to provide investors with information the Company believes is useful in considering the value this transaction brings to Pinnacle Entertainment.

About Pinnacle Entertainment

Pinnacle Entertainment, Inc. owns and operates 14 casinos, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri and Nevada, and a racetrack in Ohio. In addition, Pinnacle is redeveloping River Downs in Cincinnati, Ohio, into a gaming entertainment facility, owns a minority interest in Asian Coast Development (Canada) Ltd., an international development and real estate company currently operating Vietnam’s first large-scale integrated resort on the Ho Tram Strip, and holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

CONTACT:

Investor Relations	Media Relations
Vincent J. Zahn, CFA	Kerry Andersen
VP, Finance and Investor Relations	Director, Public Relations
702/541-7777 or investors@pnkmail.com	337/395-7631 or kandersen@pnkmail.com

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